UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 31, 2011
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

In December 2011, the Board of Directors (the “Board”) of EAU Technologies, Inc. (the “Company”) agreed in principle to the material terms of a loan agreement (the “Note”) with Peter Ullrich (“Ullrich”).  On March 1, 2012, the terms and conditions were formally approved by the Board.  The principal amount of the Note is $358,527.  The Note will bear interest at a rate of 10% annually and will mature on November 30, 2013.  The Note is convertible into shares of the Company’s common stock at $1.00 per share and no principal or interest payments are due until maturity.  The Note is filed with this Form 8-K as Exhibit 10.1.

Also, in conjunction with the Note, the Board approved the issuance of a warrant to Ullrich to purchase 358,527 shares of the Company’s common stock at $0.31 per share (the “Warrant”).  The Warrant will have a term of five years.  The Warrant is filed with this Form 8-K as Exhibit 10.2.

The Board also approved the amendment of certain terms of the Company’s $3,000,000 Third Amended and Restated Senior Secured Convertible Promissory Note dated October 21, 2010 (the “Promissory Note”) with Water Science, Inc. (“WS”). The Promissory Note will be amended to extend the maturity date to coincide with the maturity date of the Note, as described in the preceding paragraph.

The Promissory Note is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 15, 2010  and the First Amendment to the Promissory Note is filed as Exhibit 10.3 to this Form 8-K, each of which are incorporated herein by reference.

On December 28, 2011 and March 1, 2012, the Board authorized the sale by the Company of unregistered shares of Common Stock of the Company to Mr. Jacoby and Mr. Ullrich pursuant to agreements which are described below in Section 3.1 of this Form 8-K.

WS is a shareholder of the Company and is controlled by Peter Ullrich, a member of the Board of Directors of the Company.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Note and the amendments to the Promissory Note and the Loan Agreement set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In December 2011, Peter F. Ullrich (“Ullrich”) agreed in principle to exercise a portion of his warrants and the Company, upon formal Board approval, agreed to issue 5,806,452 shares of common stock to Ullrich, at an exercise price of $0.31 per share. On March 1, 2012, the terms and conditions were formally approved by the Board.  The aggregate exercise price was $1,800,000, of which the principal of two convertible notes were exchanged, the $1.2 Million Note and the $600,000 Note.  The warrants were issued as part of the financing transaction announced in the Company’s Form 8-K filed on September 20, 2010.  The $1.2 Million Note was filed as exhibit 10.1 to the Company’s Form 10-Q on November 15, 2010.  The Amended and Restated $600,000 Loan Agreement was filed as exhibit 10.4 to the Company’s Form 10-Q on November 15, 2010.

In December 2011, the Board of Directors of the Company agreed in principle to the sale by the Company shares of Common Stock of the Company to Peter F. Ullrich, a director of the Company.  On March 1, 2011, the Board of Directors of the Company formally authorized the sale by the Company of 2,593,549 unregistered shares of Common Stock of the Company at a price of $0.31 per share to Mr. Ullrich.  The sale was made pursuant to a Stock Purchase Agreement between the Company and Mr. Ullrich, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

On December 28, 2011, the Board of Directors of the Company authorized the sale by the Company of 161,291 unregistered shares of Common Stock of the Company at a price of $0.31 per share to Theodore Jacoby, a director of the Company.  The sale was made pursuant to a Stock Purchase Agreement between the Company and Mr. Jacoby, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

The sale of the above referenced securities was exempt from registration with the Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December 2011, the Compensation Committee of the Board of Directors of the Company agreed in principle to grant to each board member 96,775 options to purchase shares of the Company’s common stock at an exercise price of $0.31 per share for each director for the years of service 2009, 2010 and 2011 for a total of 290,325 options each, effective on January 1, 2012. The options will vest immediately and over a period of two years from the date of grant as follows, 145,163 immediately, 96,775 on January 1, 2013 and 48,387 on January 1, 2014. The grants were made in March 2011 and were granted pursuant to the annual directors’ compensation program approved by the Board in December 2007.  The Board also granted 48,388 options to Karl Hellman for his year of service in 2009.

Section 9 - Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description
10.1	$358,527 Loan Agreement dated December 31, 2011 between the Company and Peter F. Ullrich

10.2	Warrant Agreement dated December 31, 2011 between the Company and Peter F. Ullrich

10.3	First Amendment to Third Amended and Restated Senior Secured Convertible Promissory Note dated as of December 31, 2011 between the Company and Water Science LLC

10.4	Stock Purchase Agreement dated as of December 31, 2011 between the Company and Peter F. Ullrich

10.5	Stock Purchase Agreement dated as of December 28, 2011 between the Company and Theodore C. Jacoby, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2012	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer